Exhibit 99.1

Eargo Reports Second Quarter 2022 Financial Results

Financing Update:

•

Strengthened financial position with up to $125 million strategic investment from Patient Square Capital (the “Note Transaction”); closed first tranche investment of $100 million senior secured convertible notes on June 28, 2022

•

Company intends to seek stockholder approval to increase number of authorized shares and issue full potential amount of note conversion shares at annual meeting of stockholders to be held on October 12, 2022

•	Company is focused on completing rights offering of 375 million shares of common stock by November 25, 2022

Second Quarter 2022 Highlights:

•	Reached civil settlement agreement with the U.S. Government to resolve the DOJ investigation with no admission of liability

•	Cured SEC filing delinquency, retaining listing of Eargo stock on Nasdaq

•	Net revenues of $7.2 million, compared to $22.9 million in the prior year period

•	Gross systems shipped of 4,455, compared to 12,548 in the prior year period

•	Sales returns rate of 33.3%, compared to 24.1% in the prior year period

•	GAAP gross margin of 34.7%, compared to 71.8% in the prior year period; non-GAAP gross margin of 35.2%, compared to 72.3% in the prior year period

•

GAAP sales and marketing expense as a percent of net revenues of 175.7%, compared to 95.7% in the prior year period; non-GAAP sales and marketing expense as a percent of net revenues of 166.2%, compared to 87.4% in the prior year period

•	Cash and cash equivalents of $106.6 million as of June 30, 2022

SAN JOSE, Calif., August 8, 2022 – Eargo, Inc. (Nasdaq: EAR) (“Eargo” or the “Company”), a medical device company on a mission to improve hearing health, today reported its financial results for the second quarter ended June 30, 2022.

Christian Gormsen, President and CEO, said, “The second quarter for Eargo can be characterized as transitionary. We settled the DOJ investigation, cured our SEC filing delinquency and secured up to $125 million in capital from an experienced healthcare investor that will enable us to pursue our omni-channel growth strategy. Our financial results reflect our decision to stop accepting insurance as a form of direct payment on December 8, 2021, as well as the Company’s efforts to reduce cash burn.”

Mr. Gormsen continued, “On June 28, we closed on the first tranche investment of $100 million from Patient Square Capital, providing us with short-term debt as a bridge to such time as we can issue equity to shareholders in the rights offering, which we are focused on completing by November 25, 2022. Our operational focus for the second half of the year is on the four primary initiatives of our omni-channel growth strategy: potentially regain insurance coverage of Eargo for government employees under the FEHB program, refine and expand our physical retail strategy, optimize our cash-pay business, and continue to invest in innovation.”

The Company also announced that Peter Bisgaard has stepped down from the Company’s board of directors (the “Board” or “Board of Directors”), effective August 3rd, 2022.

Peter Bisgaard, former member of the Board of Directors, said, “Being a part of Eargo’s success over the past several years has been incredibly fulfilling. While I would love to continue serving on the Board, my role as Managing Director of Pivotal and Nan Fung Life Sciences and my other Board roles demands my time and focus. Given those responsibilities and the significant progress Eargo has made in the second quarter allowing it to start a new chapter, I believe now is the right time for me to step off the Board. I have the utmost confidence in Christian Gormsen and the entire Eargo executive leadership team to guide the Company toward achieving its near- and long-term business initiatives.”

Josh Makower, Chairman of the Board of Directors, said, “I speak on behalf of the entire Board when I say we are grateful for the insight and expertise Peter has brought to the Board. Through both successes and challenges, he has been a thoughtful and pragmatic director. We thank him for his many contributions to the Company.”

Stockholder Rights Offering

In connection with the Note Transaction, the Company plans to consummate a rights offering for an aggregate of 375 million shares of common stock to stockholders as of a record date to be determined and at an offering price of $0.50 per share of common stock, subject to stockholder approval of an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock. In connection with the Note Transaction, the Company has agreed to hold a meeting of stockholders within 120 days of the first tranche closing (by October 28, 2022) to obtain stockholder approval to (i) increase the number of authorized shares of common stock under the Company’s certificate of incorporation to an amount necessary to consummate the rights offering and (ii) issue the full potential amount of the note conversion shares pursuant to the rules of The Nasdaq Stock Market LLC. The Company intends to seek stockholder approval of these matters at its annual meeting of stockholders to be held on October 12, 2022.

The Company intends to commence the rights offering after the annual meeting and expects it to be completed prior to November 25, 2022 (the 150th day following the first tranche closing), and in any event by December 24, 2022 (the 180th day following the first tranche closing). The Company does not intend for the record date for the rights offering to precede the date of its annual meeting.

Second Quarter 2022 Financial Results

Net revenue was $7.2 million for the second quarter of 2022, compared to $22.9 million for the second quarter of 2021. The decrease was primarily driven by a decrease in gross systems shipped, as the Company no longer accepted insurance as a method of direct payment as of December 8, 2021, a decrease in average selling price, and an increase in sales returns rate, as the Company operated on a cash-pay basis only during the three months ended June 30, 2022.

Gross profit for the second quarter of 2022 was $2.5 million compared to $16.4 million for the second quarter of 2021. Gross margin decreased to 34.7% for the second quarter of 2022, compared with 71.8% for the second quarter of 2021. The decrease was primarily due to an increase in sales returns rate, an increase in cost of goods per product sold due to a change in product mix, and an increase in amortization of capitalized software costs related to the commercial launch of Eargo 5 and Eargo 6.

Total operating expenses were $33.9 million or 468.6% of net revenues for the second quarter of 2022, compared with $35.5 million or 155.1% of net revenues for the second quarter of 2021. The change was primarily due to an increase in legal and other professional fees driven by activities related to the DOJ investigation and issuance costs related to the Note Transaction, offset by decreases in advertising and promotional expenses following the Company’s decision to stop accepting insurance benefits as a method of direct payment on December 8, 2021 and decreases in personnel and personnel-related costs.

Sales and marketing expenses were $12.7 million or 175.7% of net revenues for the second quarter of 2022, compared with $21.9 million or 95.7% of net revenues for the second quarter of 2021.

Research and development expenses were $3.9 million or 53.5% of net revenues for the second quarter of 2022, compared with $5.1 million or 22.5% of net revenues for the second quarter of 2021.

General and administrative expenses were $17.3 million or 239.3% of net revenues for the second quarter of 2022, compared with $8.4 million or 36.8% of net revenues for the second quarter of 2021. The increase was primarily due to a net increase in general corporate costs of $3.8 million primarily related to legal and other professional fees driven by activities related to the DOJ investigation and $5.7 million in issuance costs related to the Note Purchase Agreement.

Excluding stock-based compensation expense, non-GAAP operating expenses were $32.5 million, including research and development expenses of $4.5 million, sales and marketing expenses of $12.0 million, and general and administrative expenses of $16.0 million. Please refer to the section below titled “Use of Non-GAAP Financial Measures” and the non-GAAP reconciliation tables at the end of this press release.

Net loss attributable to common stockholders for the second quarter of 2022 was ($32.4) million, or ($0.82) per share, compared to a net loss of ($19.3) million, or ($0.50) per share, for the second quarter of 2021. Excluding stock-based compensation expense, non-GAAP net loss attributable to common stockholders for the second quarter of 2022 was ($30.9) million, or ($0.78) per share, compared to a non-GAAP net loss of ($14.1) million, or ($0.36) per share, for the same period in 2021.

Cash and cash equivalents were $106.6 million as of June 30, 2022 compared to $110.5 million as of December 31, 2021. Cash and cash equivalents at June 30, 2022 includes the net impact of proceeds from the first tranche closing of the senior convertible notes transaction on June 28, 2022 and the use of $16.2 million to pay off the Company’s previous SVB debt obligation.

2022 Financial Guidance

The Company continues to expect its cash burn in 2022 to be approximately $20 million to $25 million per quarter, with slight variability from quarter to quarter. Due to the uncertainty created in the business, the Company is not providing further financial guidance at this time.

Conference Call and Webcast Information

Eargo will host a conference call to discuss the second quarter financial results after market close on Monday, August 8, 2022, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call can be accessed live over the phone at (833) 630-0579 for U.S. callers or (412) 317-1812 for international callers. Participants should ask to be joined into the Eargo call. The live webinar can be accessed at ir.eargo.com.

About Eargo

Eargo is a medical device company on a mission to improve hearing health. Our innovative product and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first virtually invisible, rechargeable, completely-in-canal, FDA-regulated, exempt Class I or Class II devices indicated to compensate for mild to moderate hearing loss. Our differentiated, consumer-first solution empowers consumers to take control of their hearing. Consumers can purchase online or over the phone and get personalized and convenient consultation and support from hearing professionals via phone, text, email or video chat. The Eargo device is offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States.

Eargo’s sixth generation device, Eargo 6, is an FDA Class II exempt hearing device featuring Sound Adjust technology that automatically optimizes the soundscape as the user moves between environments. Eargo 6 is available for purchase here.

Related Links

http://eargo.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding intentions to seek stockholder approval of an authorized share increase and issuance of note conversion shares at the annual meeting of stockholders, completion and timing of the rights offering, operational focus and initiatives, and 2022 financial guidance. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks, uncertainties and assumptions related to: completion of the rights offering; the extent to which we may be able to validate processes to support the submission of claims for reimbursement from the FEHB program in the future, if at all, and our ability to maintain or increase insurance coverage of our hearing aids; the timing or results of ongoing claims audits and medical records reviews by third-party payors; the extent of losses from hearing aids delivered to customers from September 21, 2021 until December 8, 2021; the impact of third-party payor audits and the regulatory landscape for hearing aid devices on our business and results of operations; our expectations concerning additional orders by existing customers; our expectations regarding the potential market size and size of the potential consumer populations for our products and any future products, including insurance coverage of our hearing aids; our ability to release new hearing aids and the anticipated features of any such hearing aids; developments and projections relating to our competitors and our industry, including competing products; our ability to maintain our competitive technological advantages against new entrants in our industry; the pricing of our hearing aids; our expectations regarding the ability to make certain claims related to the performance of our hearing aids relative to competitive products; our expectations with regard to changes in the regulatory landscape for hearing aid devices, including the anticipated implementation of a pending over-the-counter hearing aid regulatory framework; and our estimates regarding the COVID-19 pandemic, including but not limited to, its duration and its impact on our business and results of operations. These and other risks are described in greater detail under the section titled “Risk Factors” contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Any forward-looking statements in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

The Company may report non-GAAP results for gross profit/loss, gross margin, operating expenses, operating margins, net income/loss, and basic and diluted net income/loss per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company’s financial measures under GAAP include charges such as stock-based compensation, as listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of this item in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business.

Investor Contact

Nick Laudico

Senior Vice President of Corporate Strategy and Investor Relations

ir@eargo.com

Eargo, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$106,630	$110,500
Accounts receivable, net	12,235	12,547
Inventories	6,822	5,712
Prepaid expenses and other current assets	7,106	10,873

Total current assets	132,793	139,632
Operating lease right-of-use assets	6,568	7,165
Property and equipment, net	8,202	9,551
Intangible assets, net	1,372	1,681
Goodwill	873	873
Other assets	210	1,209

Total assets	$150,018	$160,111

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,371	$9,053
Accrued expenses	8,767	9,235
Sales returns reserve	12,746	13,827
Settlement liability	—	34,372
Convertible notes	100,000	—
Long-term debt, current portion	—	3,333
Other current liabilities	1,815	1,813
Lease liability, current portion	702	750

Total current liabilities	132,401	72,383
Lease liability, noncurrent portion	6,373	6,640
Long-term debt, noncurrent portion	—	11,924

Total liabilities	138,774	90,947

Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized as of June 30, 2022 and December 31, 2021, respectively; zero shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Common stock; $0.0001 par value; 300,000,000 shares authorized as of June 30, 2022 and 110,000,000 shares authorized as of December 31, 2021, respectively; 39,385,438 and 39,307,093 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	4	4
Additional paid-in capital	431,141	425,972
Accumulated deficit	(419,901)	(356,812)

Total stockholders’ equity	11,244	69,164

Total liabilities and stockholders’ equity	$150,018	$160,111

Eargo, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended June 30,			Six months ended June 30,
	2022	2021		2022	2021
Revenue, net	$7,247		$22,883	$16,423	$44,931
Cost of revenue	4,733		6,462	10,224	12,759

Gross profit	2,514		16,421	6,199	32,172
Operating expenses:
Research and development	3,879		5,148	9,726	9,926
Sales and marketing	12,734		21,903	26,024	38,758
General and administrative	17,344		8,432	32,278	15,919

Total operating expenses	33,957		35,483	68,028	64,603

Loss from operations	(31,443)		(19,062)	(61,829)	(32,431)
Other income (expense), net:
Interest income	56		6	61	17
Interest expense	(285)		(266)	(549)	(529)
Loss on extinguishment of debt	(772)		—	(772)	—

Total other income (expense), net	(1,001)		(260)	(1,260)	(512)

Loss before income taxes	(32,444)		(19,322)	(63,089)	(32,943)
Income tax provision	—		—	—	—

Net loss and comprehensive loss	$(32,444)	$	(19,322)	$(63,089)	$(32,943)

Net income (loss) attributable to common stockholders, basic and diluted	$(32,444)		$(19,322)	$(63,089)	$(32,943)

Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.82)		$(0.50)	$(1.60)	$(0.85)

Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic and diluted	39,364,299		38,806,861	39,343,955	38,546,557

Eargo, Inc.

Results of Operations – Reconciliation between GAAP and Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

Reconciliation between GAAP and non-GAAP net loss per share attributable to common stockholders:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
GAAP net loss per share to common stockholders, basic and diluted	$(0.82)	$(0.50)	$(1.60)	$(0.85)
Stock-based compensation	0.04	0.14	0.12	0.26

Non-GAAP net loss per share to common stockholders, basic and diluted	$(0.78)	$(0.36)	$(1.48)	$(0.59)

Reconciliation between GAAP and non-GAAP net loss attributable to common stockholders:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
GAAP net loss attributable to common stockholders, basic and diluted	$(32,444)	$(19,322)	$(63,089)	$(32,943)
Stock-based compensation	1,511	5,241	4,535	10,372

Non-GAAP net loss attributable to common stockholders, basic and diluted	$(30,933)	$(14,081)	$(58,554)	(22,571)

Reconciliation between GAAP and non-GAAP gross margin:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
GAAP gross profit	$2,514	$16,421	$6,199	$32,172
Stock-based compensation	37	113	59	299

Non-GAAP gross profit	$2,551	$16,534	$6,258	$32,471

GAAP gross margin	34.7%	71.8%	37.7%	71.6%
Stock-based compensation	0.5%	0.5%	0.4%	0.7%

Non-GAAP gross margin	35.2%	72.3%	38.1%	72.3%

Reconciliation between GAAP and non-GAAP operating expenses and operating loss:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021

GAAP research and development expense	$3,879	$5,148	$9,726	$9,926
Stock-based compensation	585	(1,100)	(435)	(2,167)

Non-GAAP research and development expense	$4,464	$4,048	$9,291	$7,759

GAAP sales and marketing expense	$12,734	$21,903	$26,024	$38,758
Stock-based compensation	(693)	(1,899)	(1,333)	(3,754)

Non-GAAP sales and marketing expense	$12,041	$20,004	$24,691	$35,004

GAAP general and administrative expense	$17,344	$8,432	$32,278	$15,919
Stock-based compensation	(1,366)	(2,129)	(2,708)	(4,152)

Non-GAAP general and administrative expense	$15,978	$6,303	$29,570	$11,767

GAAP total operating expense	$33,957	$35,483	$68,028	$64,603
Stock-based compensation	(1,474)	(5,128)	(4,476)	(10,073)

Non-GAAP total operating expense	$32,483	$30,355	$63,552	$54,530

GAAP operating loss	$(31,443)	$(19,062)	$(61,829)	$(32,431)
Stock-based compensation	1,511	5,241	4,535	10,372

Non-GAAP operating loss	$(29,932)	$(13,821)	$(57,294)	$(22,059)

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